Exhibit 1.1
EXECUTION VERSION

SALES AGENCY FINANCING AGREEMENT

This SALES AGENCY FINANCING AGREEMENT (this “Agreement”), is dated as of October 25, 2024, by and between EASTGROUP PROPERTIES, INC., a Maryland corporation (the “Company”), and each of (i) Robert W. Baird & Co. Incorporated (“Baird”), BofA Securities, Inc. (“BofA”), BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), J.P. Morgan Securities LLC (“JPM”), Raymond James & Associates, Inc. (“RJ”), Regions Securities LLC (“Regions”), Samuel A. Ramirez & Company, Inc. (“Ramirez”) and TD Securities (USA) LLC (“TD Securities”) as sales agents and/or principal (each, a “Sales Agent,” and collectively, the “Sales Agents”); (ii)  Baird, BofA, Jefferies, JPM, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), RJ, Regions and TD Securities as forward sellers (each, a “Forward Seller”, and collectively, the “Forward Sellers”); and (iii) Baird, Bank of America, N.A., Jefferies, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., RJ, Regions and The Toronto-Dominion Bank as forward counterparties (each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), having an aggregate Sales Price (as defined below) of up to $1,000,000,000, upon the terms and subject to the conditions contained herein;

WHEREAS, the Sales Agents have been appointed by the Company as its sales agents to sell the Issuance Shares (as defined below) and agree to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell the Issuance Shares offered by the Company from time to time upon the terms and subject to the conditions contained herein;

WHEREAS, the Forward Sellers have been appointed by the Company and the Forward Purchasers as their agents to sell the Forward Hedge Shares (as defined below) and agree with the Company and the Forward Purchasers to use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Forward Hedge Shares to be borrowed by the Forward Purchasers and offered by the Company upon the terms and subject to the conditions contained herein; and

WHEREAS, the aggregate number of Shares to be sold pursuant to this Agreement shall not exceed the Maximum Program Amount (as defined below).

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“1940 Act” has the meaning set forth in Section 3.12.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Actual Sold Issuance Amount” means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that the Sales Agents have sold during such Issuance Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Expenses” has the meaning set forth in Section 9.02.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of sale of any Issuance Shares pursuant to this Agreement.

“Capped Number” with respect to any Forward Confirmation has the meaning set forth in such Forward Confirmation.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” has the meaning set forth in Section 3.22.

“Comfort Letter Triggering Event” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Sales Agents in the aggregate shall have sold Common Stock having an aggregate Sales Price of the Maximum Program Amount pursuant to this Agreement or (y) the date this Agreement is terminated pursuant to Article VII.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Controlling Persons” has the meaning set forth in Section 6.01.

“DWAC” has the meaning set forth in Section 2.04(a).

“EDGAR” has the meaning set forth in Section 4.03.

“Effective Date” has the meaning set forth in Section 3.03.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning set forth in Section 3.26.

“Floor Price” means the minimum price per share set by the Company in the Transaction Notice below which the applicable Sales Agent (in the case of an Issuance) or the applicable Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, as the case may be, during the relevant Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each occasion on which the Company delivers a Transaction Notice pursuant to Section 2.03(f) hereof specifying that it relates to a “Forward” and requiring the applicable Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Forward Confirmation” means, for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of the applicable Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to a “Forward” is deemed accepted pursuant to Section 2.03(f)  hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the relevant Forward Seller with respect to any Forward as specified in the Transaction Notice for such Forward.

“Forward Hedge Price” means, for any Forward Confirmation, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Confirmation; and (y) the “Volume-Weighted Hedge Price” (as defined in the applicable Master Forward Confirmation) for such Forward Confirmation.

“Forward Hedge Selling Commission” means, for any Forward Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Confirmation and (y) the “Volume-Weighted Hedge Price” (as defined in the applicable Master Forward Confirmation) for such Forward Confirmation.

“Forward Hedge Selling Commission Rate” means, for any Forward Confirmation, a rate mutually agreed to between the Company and the relevant Forward Seller, not to exceed 1.50%, as specified in the relevant Transaction Notice.

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as specified in the applicable Transaction Notice specifying that it relates to a “Forward”) beginning on the Trading Day specified in such Transaction Notice and ending on the last such Trading Day or such earlier date on which the applicable Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the relevant Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the applicable Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 3 of, the applicable Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the applicable Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

“Forward Hedge Settlement Date” means one Settlement Cycle immediately following the sale of any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Stock borrowed by the applicable Forward Purchaser (or its agent or affiliate) and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Sellers” has the meaning set forth in the introductory paragraph of this Agreement.

“General Disclosure Package” has the meaning set forth in Section 3.03.

“Incorporated Documents” has the meaning set forth in Section 3.02.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the Sales Agents to use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Issuance Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by the Sales Agents with respect to any Issuance as specified in the Transaction Notice for such Issuance.

“Issuance Date” means any Trading Day during the Commitment Period on which a Transaction Notice specifying that it relates to an “Issuance” is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Price” means the Sales Price less the Issuance Selling Commission.

“Issuance Selling Commission” means a mutually agreed rate, not to exceed 1.50% of the Sales Price of Issuance Shares sold during a Selling Period.

“Issuance Selling Period” means the period of such number of consecutive Trading Days (as specified in the applicable Transaction Notice specifying that it relates to an “Issuance”) beginning on the Trading Day specified in such Transaction Notice and ending on the last such Trading Day, which period may be shortened by the Company pursuant to a Transaction Notice, in its sole discretion, in accordance with and subject to the provisions of Section 2.03(a)(ii).

“Issuance Settlement Date” means, unless the Company and the Sales Agents shall otherwise agree, one Settlement Cycle following each Trading Day during the applicable Issuance Selling Period, when the Company shall deliver to the Sales Agents the amount of Issuance Shares sold on such Trading Day and the Sales Agents shall deliver to the Company the Issuance Price received on such sales.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Issuer Free Writing Prospectus” means any “written communication” of the Company which constitutes a “free writing prospectus,” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement.

“IT Systems and Data” has the meaning set forth in Section 3.29.

“Master Forward Confirmation” means any Master Confirmation for a Forward Sale Transaction, substantially in the form attached hereto as Exhibit C, dated as of the date hereof, by and between the Company and the applicable Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Maximum Program Amount” means One Billion Dollars ($1,000,000,000).

“Money Laundering Laws” has the meaning set forth in Section 3.27.

“OECD Convention” has the meaning set forth in Section 3.26.

“Officers’ Certificate Triggering Event” has the meaning set forth in Section 4.09.

“Opinion Triggering Event” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Permits” has the meaning set forth in Section 3.11.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.

“Principal Settlement Date” has the meaning set forth in Section 2.03(e).

“Principal Transaction” has the meaning set forth in Section 2.01(a)(i).

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“REIT” has the meaning set forth in Section 3.22.

“Representation Date” has the meaning set forth in the introductory paragraph of Article III.

“Request Date” means each date on which any of a Comfort Letter Triggering Event, an Officer’s Certificate Triggering Event or an Opinion Triggering Event occurs.

“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by a Sales Agent or a Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sanctioned Country” has the meaning set forth in Section 3.28.

“Sanctions” has the meaning set forth in Section 3.28.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Cycle” means one (1) scheduled Trading Day.

“Settlement Date” means any Forward Hedge Settlement Date, Issuance Settlement Date or Principal Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable.

“Significant Subsidiary” has the meaning set forth in Section 3.05.

“Stand Off Period” has the meaning set forth in Section 4.10.

“Subsidiary Partnerships” has the meaning set forth in Section 3.21.

“Terms Agreement” has the meaning set forth in Section 2.01.

“Trading Day” means any day which is a trading day on the Principal Market, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction” means any Issuance or any Forward.

“Transaction Date” means any Issuance Date or any Forward Date.

“Transaction Notice” means a written notice to a Sales Agent or a Forward Seller delivered in accordance with this Agreement substantially in the form attached hereto as Exhibit A.

ARTICLE II

ISSUANCES AND FORWARD SALES OF COMMON STOCK

Section 2.01      Transactions.

(a)      (i)     Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through any Sales Agent, acting as sales agent for the Company, or directly to any Sales Agent(s), acting as principal, from time to time and on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Issuance Shares to any Sales Agent(s) as principal, the applicable Terms Agreement and such Sales Agent shall use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under this Agreement and the Master Forward Confirmations, based on and in accordance with such number of Transaction Notices, each specifying that it relates to an “Issuance,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Issuance Shares sold under this Agreement and any Terms Agreement (as defined below), plus the aggregate Sales Prices for any Forward Hedge Shares previously sold under this Agreement, equals the Maximum Program Amount, or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of a Transaction Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, the applicable Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice. Each Sales Agent will use commercially reasonable efforts to provide written confirmation to the Company not later than 5:00 p.m. Eastern Time on the Issuance Date, and will in no event provide such confirmation later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder. Such written confirmation will set forth the portion of the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Each Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein. In acting hereunder, a Sales Agent will be acting as agent for the Company and not as principal; provided, however, that the Company may also offer to sell the Issuance Shares directly to a Sales Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A-1 hereto (with such changes thereto as may be agreed upon by the Company and such Sales Agent to accommodate a transaction involving more than one Sales Agent), relating to such sale in accordance with this Agreement (each such transaction being referred to as a “Principal Transaction”). The Company acknowledges and agrees that (i) there can be no assurance that a Sales Agent will be successful in selling Issuance Shares and (ii) such Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares in accordance with this Section 2.01, and (iii) no Sales Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

(ii)     In addition, upon the terms and subject to the conditions of this Agreement and the Master Forward Confirmations, any Forward Purchaser (or its agent or affiliate) may borrow, offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge each Forward, and such Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Issuance Shares previously sold under this Agreement, based on and in accordance with such number of Transaction Notices, each specifying that it relates to a “Forward,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Forward Hedge Shares sold under this Agreement, plus the aggregate Sales Prices for any Issuance Shares previously sold under this Agreement, equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the Master Forward Confirmations, upon the delivery of a Transaction Notice specifying that it relates to a “Forward,” and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmations (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the applicable Forward Purchaser will use commercially reasonable efforts consistent with its normal trading and sales practices to borrow Forward Hedge Shares up to the amount specified and the applicable Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice.

(iii)     The applicable Forward Seller will provide written confirmation to the Company and the applicable Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such Trading Day, the corresponding Sales Price and the Forward Hedge Price payable to such Forward Purchaser in respect thereof. Each of the Company and the Forward Purchasers acknowledges and agrees that: (A) there can be no assurance that a Forward Purchaser will be successful in borrowing or that a Forward Seller will be successful in selling Forward Hedge Shares; (B) no Forward Seller will incur liability or obligation to the Company, the applicable Forward Purchaser, or any other Person if it does not sell Forward Hedge Shares borrowed by the such Forward Purchaser for any reason other than a failure by such Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2.01 and (C) no Forward Purchaser will incur liability or obligation to the Company, the applicable Forward Seller, or any other Person if it does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to borrow such Forward Hedge Shares as required under this Section 2.01. Each Forward Seller may sell Forward Hedge Shares in the manner described in Section 2.01(b) herein.

(iv)    No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 5.02), the applicable Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward, the “Effective Date” for such Forward, the initial “Number of Shares” for such Forward, the “Maturity Date” for such Forward, the “Initial Forward Price” for such Forward, the “Spread” for such Forward, the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward, the “Maximum Stock Loan Rate” for such Forward, the “Forward Price Reduction Dates” for such Forward and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates and the “Regular Dividend Amounts” for such Forward.

(v)    Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject to the last paragraph of Section 3 of the Master Forward Confirmation.

(b)      Method of Offer and Sale. The Shares may be offered and sold (1) in privately negotiated transactions (if and only if the parties hereto have so agreed in writing), (2)  as block transactions, or (3) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement or any Terms Agreement shall be deemed to require any party to agree to the method of offer and sale specified in the preceding sentence and any party may withhold its consent thereto in such party’s sole discretion. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected by or through only one Sales Agent or Forward Seller, as the case may be, on any single given day, but in no event by more than one, and the Company shall in no event request more than one Sales Agent or Forward Seller, as the case may be, sell Shares on the same day.

(c)      Transactions. Upon the terms and subject to the conditions set forth herein, on any Trading Day, as provided in Section 2.03(b) hereof, during the Commitment Period, on which (x) the conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied and (y) no event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may exercise an Issuance by the delivery of a Transaction Notice specifying that it relates to an “Issuance”, executed by the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company, to a Sales Agent. The number of Issuance Shares that such Sales Agent shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount set forth in the Transaction Notice; provided that such Sales Agent shall not sell any fractional Issuance Shares to reach the exact Issuance Amount and, if the sale of such fractional Issuance Shares hares would be necessary to reach the Issuance Amount set forth in the Transaction Notice, such Sales Agent shall only sell the maximum number of whole shares of Common Stock having an aggregate Sales Price that does not exceed the Issuance Amount set forth in the Transaction Notice. Each Issuance will be settled on the applicable Issuance Settlement Date following the Issuance Date.

Section 2.02     Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence; provided that such effectiveness shall continue through the filing and subsequent effectiveness of any further registration statements by the Company for the purpose of continuing the offering of the Issuance Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing:  (i) the Company shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a certificate executed by the Secretary or an Assistant Secretary of the Company, signing in such capacity, dated the Closing Date (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company or a duly authorized committee thereof authorizing the execution and delivery of this Agreement, the Master Forward Confirmations and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Issuance Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement and the Master Forward Confirmations for or on behalf of the Company; (ii) the Company shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a certificate executed by the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such respective capacities, dated the Closing Date, confirming that the representations and warranties of the Company contained in this Agreement and the Master Forward Confirmations are true and correct and that the Company has performed, in all material respects, all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Goodwin Procter LLP, counsel to the Company, shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers opinions and a negative assurance letter, dated the Closing Date and addressed to the Sales Agents, the Forward Sellers and the Forward Purchasers, as applicable, substantially in the form of Exhibit B‑1 attached hereto; (iv) Goodwin Procter LLP, tax counsel to the Company, shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a tax opinion, dated the Closing Date and addressed to each Sales Agent, each Forward Seller and each Forward Purchaser, substantially in the form of Exhibit B‑2 attached hereto; (v) Clifford Chance US LLP, counsel to the Sales Agents, shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers an opinion, dated the date of the Closing and addressed to the Sales Agents, the Forward Sellers and the Forward Purchasers substantially in the form of Exhibit B-3 attached hereto; (vi) KPMG LLP shall deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers a letter, dated the Closing Date, in form and substance reasonably satisfactory to the Sales Agents; and (vii) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by the Sales Agents in writing prior to the Closing.

Section 2.03     Mechanics of Issuances.

(a)      Transaction Notice. On any Trading Day during the Commitment Period, the Company may deliver a Transaction Notice to a Sales Agent (in the case of an Issuance) or a Forward Seller and a Forward Purchaser (in the case of a Forward), subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount or Forward Hedge Amount, as the case may be, for each Transaction as designated by the Company in the applicable Transaction Notice shall in no event exceed $1,000,000,000 for any Issuance or Forward, as the case may be, without the prior written consent of such Sales Agent or such Forward Seller, as applicable, which may be withheld in such Sales Agent’s or Such Forward Seller’s sole discretion and (2) notwithstanding anything in this Agreement, any Terms Agreement or any Master Forward Confirmation to the contrary, none of such Forward Purchaser, such Sales Agent or such Forward Seller shall have any further obligations with respect to any Transaction Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under this Agreement or any Terms Agreement, shall exceed the Maximum Program Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Transaction Notice subject to compliance with the limitations set forth in this Agreement; provided, however, that (i) the Company may not amend the Issuance Amount or Forward Hedge Amount, as the case may be, if such amended Issuance Amount or Forward Hedge Amount, as applicable, is less than the Actual Sold Issuance Amount or Actual Sold Forward Amount, as the case may be, as of the date of such amendment; (ii) the Company may not amend the “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as the case may be, if such amended “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as applicable, is less than the number of days that have previously transpired (in whole or on part) in such Selling Period as of the date of such amendment; (iii) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to a “Forward” to be a Transaction Notice specifying that it relates to an “Issuance”; (iv) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to an “Issuance” to be a Transaction Notice specifying that it relates to a “Forward”; and (v) no change in the Floor Price shall cause any sales of Shares executed pursuant to such Transaction Notice prior to the date of receipt of such amendment to be a breach of the terms hereof.

(b)     Delivery of Transaction Notice. A Transaction Notice shall be deemed delivered on the Trading Day that it is received by e-mail to the applicable persons set forth in Schedule 1 hereto and confirmed by the Company and the Company confirms such delivery by e-mail notice or by telephone (including a voicemail message to the person so identified) with the understanding that, with adequate prior written notice, a Sales Agent, a Forward Purchaser, or a Forward Seller may modify the list of such persons from time to time; provided that the Company may not deliver a Transaction Notice or any amendment thereto: (i) other than on a Trading Day during the Commitment Period or (ii) during an Issuance Selling Period or Forward Hedge Selling Period specified in a previously delivered Transaction Notice; provided further that notwithstanding the foregoing, the Company may deliver a Transaction Notice during an Issuance Selling Period or Forward Hedge Selling Period if (x) the Company (in its sole discretion) has terminated such prior Issuance Selling Period or Forward Hedge Selling Period (and the Company confirms such termination by e-mail notice to the applicable Sales Agent or, to the applicable Forward Seller and Forward Purchaser, as the case may be), or (y) a Sales Agent or a Forward Seller has fully sold the Forward Hedge Amount or Issuance Amount (and such Sales Agent or such Forward Seller and Forward Purchaser, as the case may be, confirms such sales by e-mail notice to the Company). No Transaction Notice specifying that it relates to a “Forward” may be delivered if either (A) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or (B) such Transaction Notice, together with all prior Transaction Notices delivered by the Company relating to a “Forward” hereunder, would result in the aggregate Capped Number under all Forward Confirmations entered into or to be entered into between the Company and the Forward Purchaser and any Forward Confirmations entered into between the Company exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(c)      Floor Price. Neither a Sales Agent nor a Forward Seller shall sell Issuance Shares or Forward Hedge Shares, as the case may be, below the Floor Price during any Selling Period, and, subject to clause (iii) of the proviso to the last sentence of Section 2.03(a), such Floor Price may be adjusted by the Company at any time during any Selling Period upon written notice to such Sales Agent or such Forward Seller, as the case may be, and confirmation to the Company by such Sales Agent or such Forward Seller, as the case may be.

(d)     Trading Guidelines. The Company hereby acknowledges and agrees that each Sales Agent and its Affiliates or agents may, subject to compliance with Regulation M under the Exchange Act and Section 5 of the Securities Act, if applicable, trade in the Company’s Common Stock or other securities of the Company, for such Sales Agent’s own account and the Forward Sellers trade in the Company’s Common Stock or other securities of the Company for such Forward Seller’s own account or the related Forward Purchaser’s account, in connection with which they may buy and sell for long or short account, shares of Common Stock or other securities of the Company, at the same time as sales of Shares occur pursuant to this Agreement; provided, however, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Sales Agent and its Affiliates or agents or such Forward Seller.

(e)     Principal Transaction Issuance.  If the Company wishes to issue and sell the Issuance Shares pursuant to this Agreement on a principal basis to a Sales Agent, it will notify the applicable Sales Agent of the proposed terms of the Principal Transaction. If such Sales Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Sales Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or a Sales Agent unless and until the Company and such Sales Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control. Each sale of the Issuance Shares to a Sales Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Issuance Shares to, and the purchase thereof by, such Sales Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Shares by such Sales Agent. The commitment of a Sales Agent to purchase the Issuance Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Issuance Shares to be purchased by the applicable Sales Agent pursuant thereto, the price to be paid to the Company for such Issuance Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Sales Agent in the reoffering of the Issuance Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date” and place of delivery of and payment for such Issuance Shares. Notwithstanding anything to the contrary herein, nothing shall prohibit the Company from entering into a Terms Agreement with two or more Sales Agents.

(f)     Forward Transaction.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof, during the Commitment Period, on which the conditions set forth in Sections 5.01 and 5.02 have been satisfied, if the Company wishes to exercise its right to call for a Forward, it will notify the applicable Forward Seller and Forward Purchaser of the proposed terms of the Forward. If such Forward Seller and such Forward Purchaser wish to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company, wish to accept amended terms, the Company shall deliver a Transaction Notice specifying that it relates to a “Forward,” executed by the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company, to such Forward Seller and such Forward Purchaser. The terms set forth in a Transaction Notice shall not be binding on the Company or Forward Purchaser unless and until the Company has executed and delivered such Transaction Notice accepting all of the terms of such Transaction Notice. In the event of a conflict between the terms of this Agreement and the terms of a Transaction Notice relating to a Forward, the terms of such Transaction Notice shall control. Each sale of the Forward Hedge Shares in a Forward shall be made in accordance with the terms of this Agreement and a Transaction Notice. The number of Forward Hedge Shares that such Forward Purchaser shall use commercially reasonable efforts consistent with its normal trading and sales practices to borrow and that such Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount. Each sale of Forward Hedge Shares will be settled as between the applicable Forward Seller and the applicable Forward Purchaser on each applicable Forward Hedge Settlement Date following the relevant Forward Date.

Section 2.04     Settlements.  (a)  Subject to the provisions of Article V, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Sales Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, such Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date or as provided under a Terms Agreement, the Company agrees that it will (i) hold such Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to such Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, a Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(b)      Subject to the provisions of Article V, on or before each Forward Hedge Settlement Date, a Forward Purchaser shall, or shall cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee’s account at The Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by such Forward Seller and such Forward Purchaser and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradable and transferable, such Forward Seller shall deliver the related aggregate Forward Hedge Price to such Forward Purchaser in same day funds to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

Section 2.05    Use of Free Writing Prospectus. None of the Company, any Sales Agent, any Forward Seller or any Forward Purchaser has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute any Issuer Free Writing Prospectus without the other party’s prior written consent.

Section 2.06    Material Non‑Public Information. Notwithstanding any other provision of this Agreement or any Terms Agreement, neither the Sales Agents nor the Forward Sellers shall be obligated to sell, and the Forward Purchasers shall not be obligated to borrow and deliver to the Forward Sellers, any Shares hereunder during any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information. Additionally, notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale, of any Shares pursuant to this Agreement and, by notice to the Sales Agent or Forward Seller and Forward Purchaser, as applicable, given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, during any period in which the Company is in possession of material non-public information.

Section 2.07     Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume value of at least $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties and sales of Common Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, each Sales Agent, each Forward Seller and each Forward Purchaser that as of the Closing Date, as of each Issuance Date and Forward Date, as of each execution and delivery of a Terms Agreement by the Company, as of each applicable Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

Section 3.01     Registration. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “EGP,” and the Issuance Shares have been or will have been listed on the Principal Market prior to delivery of the first Transaction Notice hereunder, subject to notice of issuance. The Company (i) meets the requirements for the use of Form S‑3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and the Master Forward Confirmations and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Sections 13 and 14 of the Exchange Act for a period of more than 12 calendar months (other than a report that is required solely pursuant to Items 1.01, 1.02, 1.04, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8‑K).

The Company has filed with the Commission an automatic shelf registration statement on Form S‑3 (Registration No. 333-268821) (the “Original Registration Statement”), which registration statement, as amended, became effective upon filing under Rule 462(c) under the Securities Act, for the registration of an indeterminate number of shares of Common Stock and other securities under the Securities Act, and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Shares to be sold pursuant to this Agreement), and the prospectus constituting part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Shares (each, an “Issuance Supplement”) or a final pricing supplement relating to offering of the Shares by a Sales Agent as principal pursuant to a Terms Agreement, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S‑3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to the Sales Agents or the Forward Sellers by the Company for use in connection with the offering of the Issuance Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Sales Agents or the Forward Sellers for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

The Company is in compliance with the rules of the Principal Market, including, without limitation, the requirements for continued listing of the Issuance Shares on the Principal Market, and the Company has not received any notice from the Principal Market regarding the delisting of the Issuance Shares from the Principal Market.

Section 3.02   Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package pursuant to Item 12 of Form S‑3 (collectively, the “Incorporated Documents”), as of the date filed with the Commission under the Exchange Act, comply in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated as applicable, and none of such documents contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.03    Registration Statement; Prospectus and Disclosure Package. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission. The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as of each Applicable Time and as of the date of any other amendment or supplement thereto, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of each Applicable Time and the Closing Date, as the case may be, neither (i) the Issuer Free Writing Prospectus(es), if any, issued at or prior to such Applicable Time, the Prospectus and the public offering price of the Issuance Shares offered thereby, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus(es), if any, when considered together with the General Disclosure Package, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Sales Agent, a Forward Seller or a Forward Purchaser expressly for use in the Prospectus. For purposes of this Agreement, the only information so furnished shall be the information specified in Section 6.02. As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post‑effective amendment thereto became or becomes effective under the Securities Act and (ii) the date that the Company’s Annual Report on Form 10‑K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

Section 3.04     Changes. Neither the Company nor any Significant Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, (i) neither the Company nor any Significant Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Significant Subsidiaries and (ii) there has not been any material change in the capital stock, except for issuances of capital stock pursuant to the Company’s dividend reinvestment program, if any, and employee benefit plans, or long-term debt, other than the repayment of current maturities of long-term debt, of the Company or any Significant Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

Section 3.05     Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and to conduct its business as described in the General Disclosure Package; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each significant subsidiary, as defined in Rule 405 under the Securities Act, including, but not limited to, as of the date of this Agreement, EastGroup Properties, L.P., EastGroup Properties General Partners, Inc. and EastGroup Properties Holdings, Inc. (each a “Significant Subsidiary”), has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with corporate, partnership or limited liability company power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package. Each Significant Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be duly incorporated or formed, validly existing, have such power or authority or be so qualified would not have a Material Adverse Effect.

Section 3.06    Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement, any Terms Agreement, any Master Forward Confirmation and any “Supplemental Confirmation” thereunder and to issue the Shares, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement, any Terms Agreement, any Master Forward Confirmation and any “Supplemental Confirmation.” No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder in its capacity as such of the Company is required, for the valid execution and delivery by the Company of this Agreement, any Terms Agreement, any Master Forward Confirmation and any “Supplemental Confirmation”, and the performance and consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation to be performed by the Company. The Company has duly executed and delivered this Agreement. This Agreement, any Terms Agreement and any Master Forward Confirmation constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation.

Section 3.07     Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non‑assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non‑assessable; and all shares of capital stock or other ownership interests of each Significant Subsidiary (other than directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the General Disclosure Package. The Issuance Shares have been duly and validly authorized by all necessary corporate action on the part of the Company. When issued against payment therefor as provided in this Agreement, any Terms Agreement and any Master Forward Confirmation, the Issuance Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever, other than any of the foregoing created by a Sales Agent, the applicable Forward Seller or the applicable Forward Purchaser. The capital stock of the Company, including the Issuance Shares, conforms to the description contained in the General Disclosure Package. Except as set forth in the General Disclosure Package, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans) and there are no outstanding securities or instruments of the Company containing anti‑dilution or similar provisions that will be triggered by the issuance of the Issuance Shares as described in this Agreement, any Terms Agreement and the any Master Forward Confirmation. Except as set forth in the Prospectus, there are no restrictions upon the voting or transfer of any shares of the Common Stock pursuant to the Company’s Articles of Incorporation or bylaws. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock. No Person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the Issuance Shares hereunder.

Section 3.08   No Conflicts. The issuance and sale of the Issuance Shares, the compliance by the Company with all of the provisions of this Agreement, any Terms Agreement and any Master Forward Confirmation and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Significant Subsidiary is subject, except as would not reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Articles of Incorporation, bylaws or other organizational document of the Company or any Significant Subsidiary or, to the best of the Company’s knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation or in connection with the issuance and sale of the Issuance Shares hereunder, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

Section 3.09     Legal Proceedings. Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its controlled subsidiaries is a party or of which any property of the Company or any of its controlled subsidiaries is the subject which, if determined adversely to the Company or any of its controlled subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.10     Sale of Shares. Immediately after any sale of Shares by the Company or a Forward Seller hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company and offered and sold by a Forward Seller, in each case, hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that neither the Sales Agents nor the Forward Sellers shall have responsibility for maintaining records with respect to the aggregate amount of Shares sold, or for otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.11  Permits. Each of the Company and its Significant Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “Permits”) as are necessary to own its respective properties and to conduct its business in the manner described in the General Disclosure Package, except where the failure to obtain such permits would not reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, the Company and each of its Significant Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material Permits or would result in any other material impairment of the rights of the holder of any such material Permits, subject in each case to such qualifications as may be set forth in the Prospectus.

Section 3.12     Investment Company. The Company is not, and after giving effect to the offering and sale of the Issuance Shares and the consummation of the transactions contemplated by the Master Forward Confirmations and each “Supplemental Confirmation” executed in connection with such Master Forward Confirmation, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 3.13     Financial Condition; No Adverse Changes.

(a)      The financial statements, together with related schedules and notes, included in, or incorporated by reference into, the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement, the Prospectus and the General Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein; the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its consolidated subsidiaries; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package under the Securities Act.

(b)      The Company and its consolidated subsidiaries maintain systems of internal control over financial reporting (as such term is defined in Rule 13a‑15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees. Other than as set forth in the General Disclosure Package, based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a‑15(c) of the Exchange Act, the Company concluded that its internal controls were effective and there are no material weaknesses. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, there has been no change that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, other than as set forth in the General Disclosure Package.

(c)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a‑15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a‑15 of the Exchange Act. Other than as set forth in the General Disclosure Package, based on the Company’s most recent evaluation of its disclosure controls and procedures pursuant to Rule 13a‑15 of the Exchange Act, the Company’s disclosure controls and procedures were effective. Other than as set forth in the General Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes to the Company’s disclosure controls and procedures; the Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the Principal Market promulgated thereunder.

(d)     KPMG LLP, who has audited the financial statements of the Company and its consolidated subsidiaries that are incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package and has audited the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board.

(e)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the General Disclosure Package presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)       None of the Company’s subsidiaries are currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

Section 3.14    Use of Proceeds. The Company will use the net proceeds from the offering of Issuance Shares and the consummation of the transactions contemplated by the Master Forward Confirmations and each “Supplemental Confirmation” executed in connection with such Master Forward Confirmation in the manner specified in the General Disclosure Package under “Use of Proceeds.”

Section 3.15   Environmental Matters. Other than as set forth in the General Disclosure Package, (a) the Company and its controlled subsidiaries are in compliance with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (b) no event or condition has occurred that may interfere with the compliance by the Company and its controlled subsidiaries with any environmental law or that may give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.16   Insurance. Each of the Company and its controlled subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and as are customary in the businesses in which they are engaged.

Section 3.17     Officer’s Certificate. Any certificate signed by any officer of the Company and delivered to the Sales Agents, the Forward Sellers and the Forward Purchasers or to counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers in connection with an Issuance shall be deemed a representation and warranty by the Company to the Sales Agent, the Forward Sellers and the Forward Purchasers as to the matters covered thereby on the date of such certificate.

Section 3.18    Finder’s Fees. The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or any Terms Agreement or the transactions contemplated hereby.

Section 3.19     Non‑affiliated Market Capitalization. As of the Effective Date, the aggregate market value of the voting stock held by non‑affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within 60 days prior to such date) exceeds $150 million.

Section 3.20     Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have made all necessary tax payments (including payroll and/or withholding taxes) and are current and up‑to-date; and the Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3.13 hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.

Section 3.21     Partnership Status. Each of the Company’s subsidiaries that is a partnership or a limited liability company, other than any entity for which a taxable REIT subsidiary election has been made (“Subsidiary Partnerships”), is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as an association taxable as a corporation, for federal income tax purposes throughout the period from which the Company acquired an interest in such Subsidiary Partnership through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

Section 3.22     REIT Status. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim that the Company has failed to qualify as a real estate investment trust, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations will allow it to continue to meet such requirements.

Section 3.23     REIT Compliance. KPMG LLP (i) periodically tests procedures and conducts annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assists the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code.

Section 3.24     Tax Disclosure. The statements under the caption “Certain United States Federal Income Tax Considerations” in the General Disclosure Package are accurate in all material respects.

Section 3.25    Actively-Traded Security. Except under circumstances where either party has provided the other party with the notice required pursuant to Section 2.03 of this Agreement, the Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection(c)(1) of such rule.

Section 3.26    Anti‑Bribery; Anti‑Corruption. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, partner, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, benefit, or anything of value, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office to influence official action or secure an improper advantage; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the laws and regulations thereunder (the “OECD Convention”) or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti bribery or anti corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the OECD Convention or any other applicable anti bribery or anti corruption law or the rules and regulations thereunder. The Company and its subsidiaries will not, directly or indirectly, use the proceeds from the sale of the Issuance Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to fund, finance or facilitate activities, business or transactions that are prohibited by the FCPA, the OECD Convention or any other applicable anti bribery or anti corruption law or the rules and regulations thereunder.

Section 3.27     Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.28    Sanctions. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company based on reasonable inquiry, any employee, agent or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. economic or financial sanctions administered or enforced by the U.S. Government (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, which includes the U.S. Government’s designation of such entities and persons as a “specially designated national” or a “blocked person,” the U.S. Department of Commerce, and/or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is, or where the government is, the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic regions of Ukraine, the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds from the sale of the Issuance Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not currently knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 3.29     Cybersecurity. Except as disclosed in the Registration Statement or the General Disclosure Package, (A)  to the knowledge of the Company there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its controlled subsidiaries’ information technology and computer systems, networks, hardware or software storing “personal data” or “personally identifiable information,” as such terms are defined under applicable law (including such data and information of their respective customers or employees maintained, processed or stored by the Company and its controlled subsidiaries, and any such data processed or stored by service providers on behalf of the Company and its controlled subsidiaries) (collectively, “IT Systems and Data”); (B) neither the Company nor its controlled subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its controlled subsidiaries have implemented controls, policies, procedures, and technological safeguards consistent with industry practice to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (A) and (B), for any such security breach, incident, unauthorized access or disclosure or compromise as would not, individually or in the aggregate, have a Material Adverse Effect, or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its controlled subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement, any Terms Agreement and any Master Forward Confirmation (including the term of each “Supplemental Confirmation” executed in connection with any Master Forward Confirmation) with each Sales Agent, each Forward Seller and each Forward Purchaser as follows:

Section 4.01   Registration Statement and Prospectus. The Company shall (i) make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares and (y) an amendment or supplement by means of a Current Report on Form 8‑K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus; provided that the Company will give prior written notice to each Sales Agent, each Forward Seller and each Forward Purchaser of the intention to file such report and describe the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of a Transaction Notice or of the execution and delivery of a Terms Agreement by the Company and prior to the applicable Settlement Date at any time prior to having afforded each Sales Agent, each Forward Seller and each Forward Purchaser a reasonable opportunity to review and comment thereon; (ii) prepare, with respect to any Shares to be sold pursuant to this Agreement, any Terms Agreement, any Master Forward Confirmation and each “Supplemental Confirmation” executed in connection therewith, an Issuance Supplement with respect to such Shares in a form previously approved by Sales Agent and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares issued or issuable pursuant to this Agreement, any Terms Agreement, any Master Forward Confirmation and each “Supplemental Confirmation” executed in connection therewith or (y) by means of an Annual Report on Form 10‑K, a Quarterly Report on Form 10-Q, a Proxy Statement on Schedule 14A, a Current Report on Form 8‑K or a Registration Statement on Form 8‑A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(i)) without having afforded each Sales Agent, each Forward Seller and each Forward Purchaser a reasonable opportunity to review and comment thereon prior to filing; (iv) file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Shares, and during such same period advise each Sales Agent, each Forward Seller and each Forward Purchaser, promptly after the Company receives notice thereof, of (A) the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, in each case relating to the Shares to be sold pursuant to this Agreement, any Terms Agreement and any Master Forward Confirmation and each “Supplemental Confirmation” executed in connection therewith, (B) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to such Shares, (C) the suspension of the qualification of such Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, (D) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information relating thereto, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents) or (E) the initiation of a proceeding under Section 8A of the Securities Act and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification during a Selling Period, promptly use its commercially reasonable efforts to obtain the withdrawal of such order; in the event of any such stop order or such other order is issued outside a Selling Period, the Company will promptly advise the Sales Agents, the Forward Sellers and the Forward Purchasers as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

If, immediately prior to the third anniversary of the filing of Original Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise each Sales Agent, each Forward Seller and each Forward Purchaser as to whether it intends to file (unless it has already done so), a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares and, if such registration statement is not an automatic shelf registration statement, will use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable, and will take all other reasonable actions necessary or appropriate to permit the offering and sale of Shares to continue as contemplated in the expired registration statement relating to such Issuance Shares and this Agreement, any Terms Agreement, any Master Forward Confirmation and any “Supplemental Confirmation” executed in connection therewith. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or shelf registration statement, as applicable.

Section 4.02     Blue Sky. The Company shall use its commercially reasonable efforts to cause the Shares to be listed on the Principal Market and promptly from time to time to take such action as each Sales Agent, each Forward Seller and each Forward Purchaser may reasonably request; to cooperate with each Sales Agent and each Forward Seller in the qualification of the Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as each Sales Agent, each Forward Seller and each Forward Purchaser may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03    Copies of the Registration Statement and Prospectus. The Company shall furnish the Sales Agents with copies (which may be electronic copies) of the Registration Statement and each amendment thereto (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system), and with copies of the Prospectus and each amendment or supplement thereto (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the EDGAR system) in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Sales Agents, the Forward Sellers and the Forward Purchasers may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify the Sales Agents, the Forward Sellers and the Forward Purchasers and request that the Sales Agents and the Forward Sellers suspend offers to sell Shares (and, if so notified, the Sales Agents and the Forward Sellers shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, the Company shall advise the Sales Agents, the Forward Sellers and the Forward Purchasers promptly by telephone (with confirmation in writing or email) and prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Sales Agents or the Forward Sellers is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04     Rule 158. The Company shall make generally available to its holders of the Shares as soon as practicable, but in any event not later than 18 months after the “effective date” (as defined in Rule 158(c) promulgated by the Commission under the Securities Act) of the Registration Statement, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05     Information. Except where such reports, communications, financial statements or other information is available on the EDGAR system, the Company shall furnish to the Sales Agents, the Forward Sellers and the Forward Purchasers (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to the Sales Agents, the Forward Sellers and the Forward Purchasers (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or the Principal Market or any other national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as the Sales Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

Section 4.06    Representations and Warranties. At each delivery of a Transaction Notice, each execution and delivery of a Terms Agreement by the Company, each Applicable Time, each delivery of Shares on the applicable Settlement Date and each Request Date, (i) the Company shall be deemed to have affirmed to each Sales Agent, each Forward Seller and each Forward Purchaser that the representations and warranties of the Company contained in or made pursuant to this Agreement, any Terms Agreement or any Master Forward Confirmation are true and correct, as though made at and as of each such date, except as may be disclosed in the General Disclosure Package (including any documents incorporated by reference therein and any supplements thereto), and (ii) the Company will undertake to advise each Sales Agent, each Forward Seller and each Forward Purchaser if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

Section 4.07    Counsel Letters. Each time the Registration Statement or the Prospectus is filed, amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Issuance Shares issued or issuable pursuant to this Agreement or any Terms Agreement, (y) an Issuance Supplement or (z) a Current Report on Form 8-K (other than a Current Report on Form 8‑K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), unless filed during a Selling Period and reasonably requested by the Sales Agents, the Forward Sellers or the Forward Purchasers within 5 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10‑K or a Quarterly Report on Form 10‑Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such amendment or supplement an “Opinion Triggering Event”):

(a)     The Company shall as soon as practicable thereafter furnish or cause to be furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers written opinions and a negative assurance letter of Goodwin Procter LLP, counsel for the Company (or such other counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers) to the effect set forth in Exhibit B‑1 hereto, dated the date of delivery and in form reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers; provided that in rendering such opinions and negative assurance letter, Goodwin Procter LLP (or such other counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers) may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices;

(b)     The Company shall as soon as practicable thereafter furnish or cause to be furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers, a written tax opinion of Goodwin Procter LLP, tax counsel for the Company (or such other tax counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers) to the effect set forth in Exhibit B‑2 hereto, dated the date of delivery and in form reasonably satisfactory to the Sales Agents; provided that in rendering such tax opinion, Goodwin Procter LLP (or such other tax counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers) may reasonably rely upon representations and covenants of duly appointed officers of the Company and its subsidiaries (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practices; and

(c)       Clifford Chance US LLP, counsel to the Sales Agents, the Forward Sellers and the Forward Purchasers shall furnish to the Sales Agents, the Forward Sellers and the Forward Purchasers a negative assurance letter in form and substance reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers provided, however, that the opinions and negative assurance letters required pursuant to this Section 4.07 shall not be required unless and until such time as (i) the Company delivers a Transaction Notice, (ii) the Opinion Triggering Event occurs during a Selling Period or (iii) the Company files a Registration Statement.

Section 4.08   Comfort Letters. Each time the Registration Statement or the Prospectus is filed, amended or supplemented, including by means of an Annual Report on Form 10‑K, a Quarterly Report on Form 10‑Q or a Current Report on Form 8‑K (but only a Current Report on Form 8‑K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Shares or Issuance Shares issued or issuable pursuant to any Terms Agreement, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records (each such amendment or supplement a “Comfort Letter Triggering Event”), the Company shall as soon as practicable thereafter cause each independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish to the Sales Agents, the Forward Sellers and the Forward Purchasers a letter, dated the date of delivery, in form reasonably satisfactory to the Sales Agents, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than three business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to the Sales Agent, the Forward Seller or the Forward Purchaser; provided, however, that the Company shall not be obligated to deliver any such comfort letter unless and until such time as (i) the Company delivers a Transaction Notice, (ii) the Comfort Letter Triggering Event occurs during a Selling Period or (iii) the Company files a Registration Statement.

Section 4.09    Officers’ Certificate. Each time the Registration Statement or the Prospectus is filed, amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Shares or the Issuance Shares issued or issuable pursuant to any Terms Agreement, (y) an Issuance Supplement or (z) a Current Report on Form 8‑K (other than a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), unless filed during a Selling Period and reasonably requested by the Sales Agents, the Forward Sellers and the Forward Purchasers within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10‑K or a Quarterly Report on Form 10‑Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such amendment or supplement an “Officers’ Certificate Triggering Event”), the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agents, the Forward Sellers and the Forward Purchasers (i) a certificate, dated the date of delivery, in such form and executed by such officers of the Company as is reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to (x) relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date and (ii) as applicable, a certificate, dated the date of delivery, executed by the Chief Financial Officer, as is reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers, with respect to certain information contained in the Registration Statement, the Incorporated Documents and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall not be obligated to deliver any such officers’ certificate unless and until such time as (i) the Company delivers an Transaction Notice, (ii) the Officers’ Certificate Triggering Event occurs during a Selling Period or (iii) the Company files a Registration Statement.

Section 4.10    Stand Off Agreement. Without the written consent of the Sales Agents, the Forward Sellers and the Forward Purchasers, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1) Trading Day immediately prior to the date on which any Transaction Notice is delivered to the Sales Agents, the Forward Sellers and the Forward Purchasers hereunder and ending on the first (1) Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Transaction Notice (the “Stand Off Period”); provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Issuance Shares pursuant to any Transaction Notice (or the sale of Forward Hedge Shares by any Forward Seller pursuant to any Transaction Notice, if applicable), (ii) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option, incentive or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (iii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings, (iv) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons and (v) Common Stock issuable by the Company upon settlement of any Forward Confirmation. For the avoidance of doubt, this Section 4.10 shall not prohibit the sale of Common Stock by the Forward Sellers or the Forward Purchasers. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

Section 4.11     Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any reference security, whether to facilitate the sale or resale of the Shares or otherwise or (ii) during any Stand Off Period, sell, bid for or purchase the Shares, or pay any person any compensation for soliciting purchases of the Shares other than the Sales Agents, the Forward Sellers or the Forward Purchasers (as permitted in the applicable Master Forward Confirmation), and shall cause each of its affiliated purchasers to, comply with all applicable provisions of Regulation M, provided, however, that this Section 4.11 shall not prohibit the Company from electing to net share settle, combination settle or cash settle any Forward Confirmation. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Sales Agents, the Forward Sellers or the Forward Purchasers (or, if later, at the time stated in the notice), the Company will and shall, cause each of its affiliated purchasers to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 4.12     REIT Status. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code.

Section 4.13     Maximum Program Amount. The Company will promptly notify the Sales Agents, the Forward Sellers and the Forward Purchasers in writing when the Maximum Program Amount has been sold pursuant to this Agreement. Prior to receipt of such written notice, the Sales Agents, the Forward Sellers and the Forward Purchasers shall be entitled to assume for all purposes under the Agreement that the Maximum Program Amount has not been sold pursuant to this Agreement. Monitoring the status of the Maximum Program Amount shall be the Company’s sole responsibility.

Section 4.14    Due Diligence. The Company will cooperate timely with any reasonable due diligence review conducted by the Sales Agents, the Forward Sellers and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated by this Agreement or any Terms Agreement, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers and the Company’s accountants, during regular business hours and at the Company’s principal offices, as such Sales Agent, such Forward Seller and such Forward Purchaser may reasonably request.

ARTICLE V

CONDITIONS TO DELIVERY OF TRANSACTION NOTICES AND TO SETTLEMENT

Section 5.01     Conditions Precedent to the Right of the Company to Deliver a Transaction Notice and the Obligation of the Sales Agents and Forward Sellers to Sell Shares During the Selling Period(s). The right of the Company to deliver a Transaction Notice or sell Issuance Shares to a Sales Agent under any Terms Agreement hereunder, and the obligations of the Sales Agents to sell Issuance Shares under this Agreement and of each Forward Seller to sell and the Forward Purchasers to borrow the Forward Hedge Shares, in each case during the applicable Selling Period, is subject to the satisfaction, on the date of delivery of such Transaction Notice and delivery of such Terms Agreement, and any obligation of the Sales Agents to sell Issuance Shares under this Agreement and of each Forward Seller to sell and each Forward Purchaser to borrow the Forward Hedge Shares, in each case during the applicable Selling Period, or any obligation of the Sales Agents to sell Shares under any Terms Agreement shall be subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)      Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Shares (including all of the Shares issued with respect to all prior Issuances and Forwards and all of the Shares expected to be issued in connection with the Issuance or Forward specified by any outstanding Transaction Notice) may be made by a Sales Agent or a Forward Seller thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Sales Agents, the Forward Sellers and the Forward Purchasers and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.  The authorizations referred to in Section 3.08 of this Agreement and in any Master Forward Confirmation shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the Company’s knowledge, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Issuance Shares.

(b)     Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained herein and in the Master Forward Confirmations shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Transaction Date or Settlement Date, as the case may be, and as of each such Transaction Date and related Settlement Date as though made at such time, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale (as set forth in the applicable Terms Agreement) and Settlement Date.

(c)     Performance by the Company. The Company shall have performed, satisfied and complied, in all material respects, with all covenants, agreements and conditions required by this Agreement, any Terms Agreement or any Master Forward Confirmation to be performed, satisfied or complied with by the Company at or prior to such date.

(d)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self‑regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Confirmation), and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement, any Terms Agreement or any Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Confirmation).

(e)      Material Adverse Changes. Since the date of this Agreement and any Terms Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f)       No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on, subject to notice of issuance, and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following:  (i) trading generally on the Principal Market or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the Sales Agents, the Forward Sellers or the Forward Purchasers makes it impracticable or inadvisable to proceed with the sale of Common Stock.

(g)     Comfort Letter. Each independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement shall have furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers a letter required to be delivered pursuant to Section 4.08 on or before the date on which satisfaction of this condition is determined.

(h)    No Defaults. The execution and delivery of this Agreement, any Terms Agreement and any Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmations and the issuance and sale of the Shares and the compliance by the Company with all of the provisions hereof and thereof will not result in the Company or any of the Significant Subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) their organizational and other governing documents, or any provision of any security issued by the Company or any of its Significant Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Significant Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)        Trading Cushion. The Selling Period for any previous Transaction Notice shall have expired or been terminated.

(j)       Maximum Issuance Amount. In no event may the Company issue a Transaction Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (x) the Sales Prices of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (y) the Sales Prices of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement or any Terms Agreement, would exceed the Maximum Program Amount.

(k)     Prospectus Supplement and Issuance Supplement. (i) A supplement to the prospectus included in the Registration Statement related to the offering and sale of the Shares pursuant to this Agreement or any Terms Agreement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement and the Master Forward Confirmations including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Sales Agents, the Forward Sellers and the Forward Purchasers on or prior to the date of the sale of the Shares; and (ii) to the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Sales Agents, the Forward Sellers and the Forward Purchasers on or prior to the date of the sale of the Shares.

(l)       Counsel Letters. (i) Goodwin Procter LLP (or other counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers), shall have furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers their written opinions and negative assurance letter required to be delivered pursuant to Section 4.07(a) on or before the date on which satisfaction of this condition is determined; (ii) Goodwin Procter LLP (or other tax counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Sellers and the Forward Purchasers), shall have furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers their written tax opinion required to be delivered pursuant to Section 4.07(b) on or before the date on which satisfaction of this condition is determined; and (iii) Clifford Chance US LLP, counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers, shall have furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers the negative assurance letter required to be delivered pursuant to Section 4.07(c) on or before the date on which satisfaction of this condition is determined.

(m)    Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers an officers’ certificate executed by the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in such respective capacities, required to be delivered pursuant to Section 4.09 on or before the date on which satisfaction of this condition is determined, as to the matters specified in Section 2.02(ii).

(n)      Chief Financial Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Sales Agents, the Forward Sellers and the Forward Purchasers an officer’s certificate executed by the Chief Financial Officer, required to be delivered pursuant to Section 4.09 on or before the date on which satisfaction of this condition is determined, with respect to certain information contained in the Registration Statement, the Incorporated Documents and the General Disclosure Package.

(o)      Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, the Sales Agents, the Forward Sellers and the Forward Purchasers and their counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Sales Agents, the Forward Sellers and the Forward Purchasers and their counsel.

Section 5.02     Suspension of Sales. The Company or each Sales Agent, each Forward Seller or each Forward Purchaser may, upon notice to the other parties hereto in writing, including by email, or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Forward Confirmation), but in no event shall there be any Shares sold beyond the Trading Day in which the notice was received. The Company agrees that no such notice shall be effective against any Sales Agent,  Forward Seller or Forward Purchaser unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. The Sales Agents, the Forward Sellers and the Forward Purchasers agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Sales Agent, each Forward Seller and each Forward Purchaser, its officers, directors, employees and agents, and each Person, if any, who controls such Sales Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), and each affiliate or agent of such Sales Agent, Forward Seller and Forward Purchaser (within the meaning of Rule 405 under the Securities Act Regulations), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which such Sales Agent, Forward Seller or Forward Purchaser, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Sale Agents, the Forward Sellers or the Forward Purchasers or their plan of distribution furnished in writing to the Company by or on behalf of the Sales Agents, the Forward Sellers or the Forward Purchasers expressly for use therein, and the Company shall reimburse the Sales Agents, the Forward Sellers and the Forward Purchasers, their officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02    Indemnification by the Sales Agents and Forward Sellers. Each Sales Agent and each Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, and each affiliate of the Company (within the meaning of Rule 405 under the Securities Act Regulations), from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto or any preliminary prospectus, or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to the applicable Sales Agents, Forward Sellers or Forward Purchasers or their plan of distribution furnished to the Company by or on behalf of such applicable Sales Agents, Forward Sellers or Forward Purchasers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the legal names of each of the Sales Agents, the Forward Sellers and the Forward Purchasers and (ii) the last two paragraphs under the heading “Plan of Distribution” in the Prospectus.

Section 6.03     Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Sections 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense or (iii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties under this Agreement or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement (a) includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding, (b) involves only the payment of money, and (c) does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party.

Section 6.04     Contribution. If for any reason the indemnification provided for in this Article VI is insufficient or unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and the applicable Sales Agents, Forward Sellers and Forward Purchasers on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Sales Agents, Forward Sellers and Forward Purchasers on the other hand from the offering of the Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the applicable Sales Agents, Forward Sellers and Forward Purchasers in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by the applicable Sales Agents, the Forward Sellers and the Forward Purchasers on the other, shall be deemed to be in the same respective proportions as (a) in the case of the Company, (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, or (y) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, as applicable, (b) in the case of the Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement in respect of which it was a Sales Agent, multiplied by the Issuance Selling Commission for such Issuance, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement in respect of which it acted as a Forward Seller, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the applicable Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Confirmations executed in connection with this Agreement in respect of which it acted as a Forward Purchaser. The relative fault of the Company, on the one hand, and the applicable Sales Agents, the Forward Sellers and the Forward Purchasers on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by the applicable Sales Agents, Forward Sellers or Forward Purchasers on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Sales Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, (i) no Sales Agent or Forward Seller shall in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement or any Terms Agreement and (ii) no Forward Purchaser shall in any event be required to contribute any amount in excess of the net Spread (as such term is defined in the applicable Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Confirmations entered into pursuant to this Agreement in respect of which it was acting as Forward Purchaser. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04, each officer, director, employee and agent of any Sales Agent, Forward Seller or Forward Purchaser, and each Controlling Person of each of them, shall have the same rights to contribution as such Sales Agent, each Forward Seller or Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Controlling Person shall have the same rights to contribution as the Company. The obligations of the Company, each Sales Agent, each Forward Seller and each Forward Purchaser under this Article VI shall be in addition to any liability that each may otherwise have.

ARTICLE VII

TERMINATION

Section 7.01   Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02    Termination by a Sales Agent, a Forward Seller or a Forward Purchaser. Each Sales Agent, each Forward Seller and each Forward Purchaser may, in its sole discretion at any time, terminate the right of the Company to effect any Issuances or Forwards under this Agreement or any Terms Agreement, as to itself:

(a)       upon one (1) Trading Day’s notice if any of the following events shall occur:

(i)         the Company or any Significant Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(ii)       bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Significant Subsidiaries;

(iii)       the Company shall fail to maintain the listing of the Common Stock on the Principal Market;

(iv)       since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(b)       upon ten (10) days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

Section 7.03    Termination by the Company. The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. After delivery of such notice, the Company shall no longer have any right to deliver any Transaction Notices hereunder. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Sales Agent.

Section 7.04     Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s, Sales Agents’, Forward Sellers’ and Forward Purchasers’ obligations in respect of all prior Transaction Notices, and provided, further, that in any case the provisions of Article VI, this Section 7.04, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of each Sales Agent, each Forward Seller and each Forward Purchaser and any of their respective officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Shares and payment therefor (iii) settlement of any Forward Confirmation or (iv) any termination of this Agreement, any Terms Agreement, any Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmations.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date or the execution and delivery of any Terms Agreement, and may file with the Commission a Current Report on Form 8‑K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Sales Agents, the Forward Sellers and the Forward Purchasers prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement, any Terms Agreement or any Master Forward Confirmation or any of the transactions contemplated hereby or thereby that includes information related to this Agreement, any Terms Agreement or any Master Forward Confirmation or transactions contemplated hereby and thereby that have been previously disclosed without the prior written approval of the other parties hereto, which such approval will not unreasonably withheld, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto. Notwithstanding the foregoing, the Company may disclose (i) the results of any Issuance, including the Issuance Price and number of shares of Common Stock issued pursuant to an Issuance, (ii) the entry into or issuance of Issuance Shares pursuant to, a Terms Agreement and (iii) the entry into any Forward Confirmation in a press release, quarterly report on Form 10‑Q or annual report on Form 10‑K and the Company may provide oral updates of such previously publicly disclosed information to investors and/or shareholders without the prior written approval of the Sales Agents, the Forward Sellers or the Forward Purchasers.

Section 9.02   Expenses. The Company covenants and agrees with each Sales Agent, each Forward Seller and each Forward Purchaser that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivery of copies thereof to the Sales Agents, the Forward Sellers and the Principal Market; (ii) the cost (other than the Agent Expenses described below) of printing, preparing or reproducing this Agreement and the Master Forward Confirmations any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all filing fees and expenses (other than the Agent Expenses described below) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (iv) the cost of preparing the Shares; (v) the fees and expenses of any transfer agent of the Company; (vi) the cost of providing any CUSIP or other identification numbers for the Shares; (vii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares in connection with this Agreement, any Terms Agreement and any Master Forward Confirmation and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers); and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02. In addition, if Shares having an aggregate Sales Price of at least $15.0 million have not been offered and sold under this Agreement by the 24-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement pursuant to Section 7.03), then the Company covenants and agrees with each Sales Agent, each Forward Seller and each Forward Purchaser that, the Company shall reimburse the Sales Agents, the Forward Sellers and the Forward Purchasers for the reasonable documented out-of-pocket expenses of the Sales Agents, the Forward Sellers and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Sales Agents, the Forward Sellers and the Forward Purchasers (including in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey), in connection with this Agreement, any Terms Agreement and any Master Forward Confirmation and the Registration Statement and any Issuances hereunder and ongoing services in connection with the transactions contemplated hereunder (collectively, the “Agent Expenses”); provided, however, that the Company shall not be required to reimburse the Sales Agents, the Forward Sellers and the Forward Purchasers pursuant to this Section 9.02 for Agent Expenses in excess of $75,000 in the aggregate. The Agent Expenses shall be divided among the Sales Agents in amounts proportionate to the aggregate offering amount sold by each Sales Agent under this Agreement, any Terms Agreement and any Master Forward Confirmation after taking into account the amount of Agent Expenses actually paid by each Sales Agent.

Section 9.03  Notices. Except as expressly set forth herein, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:  (i) if to the Company to:  400 W. Parkway Place, Suite 100, Ridgeland, MS 39157, Attention: Brent W. Wood, Facsimile No.: (601) 352‑1441, with a copy (which shall not constitute notice) to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention:  Ettore Santucci; (ii) if to each Sales Agent, to: Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention:  Syndicate Department, Facsimile No.: (414) 298-7474, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, 25th Floor, New York, NY 10036, Attention: Hicham Hamdouch, with a copy to: ATM Execution and ECM Legal, Facsimile No: (646) 855-5390; BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets, with a copy (which shall not constitute notice) to: Attention: General Counsel and Chief Compliance Officer, 350 Bush Street, San Francisco, CA 94104; J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile No: (212) 622-8783; Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Syndicate Department; Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: Regions ECM Desk, Facsimile No.: (704) 632-3765; Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor, New York, NY 10006, Attention: Lawrence F. Goldman, Facsimile No.: (212) 248-3856; and TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Equity Capital Markets; (iii) if to each Forward Seller, Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention:  Syndicate Department, Facsimile No.: (414) 298-7474, with a copy to the Legal Department; Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel; J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention: Sanjeet Dewal, Facsimile No: (212) 622-8783; Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions, , with a copy (which shall not constitute notice) to: Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: Equities Legal, with a copy to: BTIG, LLC as agent of the Forward Seller, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets; Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, attention: Regions ECM Desk, facsimile no.: (704) 632-3765; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Syndicate Department; and TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Equity Capital Markets; and (iv) if to each Forward Purchaser, Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention:  Syndicate Department, Facsimile No.: (414) 298-7474, with a copy to the Legal Department; Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group, Telephone: (646) 855-6770; Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: Strategic Equity Transactions Group; JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, with a copy to: Attention: Sanjeet Dewal; Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY, 10019, Attention: Structured Equity Solutions, with a copy (which shall not constitute notice) to: Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY, 10019, Attention: Equities Legal and to: BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: Equity Capital Markets; Regions Securities LLC, 615 South College Street. Suite 600, Charlotte, NC 28202, Attention: Regions ECM Desk, Facsimile No.: (704) 632-3765; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Syndicate Department; The Toronto-Dominion Bank c/o TD Securities (USA) LLC, as agent, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Global Equity Derivatives. Except as set forth in Sections 2.03, 4.03 and 5.02, notice shall be deemed given on the date of service or transmission if personally served or transmitted by any standard form of telecommunication. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04     Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05    Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06     No Assignment; No Third Party Beneficiaries. This Agreement and any Terms Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or a Sales Agent, a Forward Seller or a Forward Purchaser. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and any Terms Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement and any Terms Agreement are not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement and any Terms Agreement.

Section 9.07    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or any Terms Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08     Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement and any Terms Agreement.

Section 9.09      Titles and Headings. Titles, captions and headings of the sections of this Agreement and any Terms Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement or of any Terms Agreement.

Section 9.10    Governing Law; Jurisdiction. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or any Terms Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party hereto waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11     Waiver of Jury Trial. Each of the Company, each Sales Agent, each Forward Seller and each Forward Purchaser hereby irrevocably waive any right such party may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, and Terms Agreement or any Master Forward Confirmation, or any transaction contemplated hereby or thereby.

Section 9.12    Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 9.13     Adjustments for Stock Splits, etc. The parties hereto acknowledge and agree that Share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14     No Fiduciary Duty. The Company acknowledges and agrees that each Sales Agent, each Forward Seller and each Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering and the transaction contemplated hereby or by any Master Forward Confirmation) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that such Sales Agent, Forward Seller or Forward Purchaser is acting in such capacity in connection with the offering of the Shares and the transactions contemplated hereby. Additionally, none of the Sales Agents, the Forward Sellers or the Forward Purchasers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Shares and the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Sales Agent, Forward Seller or Forward Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Sales Agents, the Forward Sellers or the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Sales Agents, the Forward Sellers and the Forward Purchasers and shall not be on behalf of the Company.

Section 9.15      Recognition of the U.S. Special Resolution Regimes.

(a)      In the event that any Sales Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that such Sales Agent is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement was governed by the laws of the United States or a state of the United States.

(c)      For purposes of this Section 9.15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” shall mean any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

EASTGROUP PROPERTIES, INC.

By:	/s/ Brent W. Wood
Name: Brent W. Wood
Title: Executive Vice President, Chief Financial Officer, and Treasurer

By:	/s/ Staci H. Tyler
Name: Staci H. Tyler
Title: Senior Vice President, Chief Accounting Officer, and Chief Administrative Officer

[Signature to Sales Agency Financing Agreement]

ROBERT W. BAIRD & CO. INCORPORATED, as Sales Agent

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

BOFA SECURITIES, INC., as Sales Agent

By:	/s/ Hicham Hamdouch
	Name:	Hicham Hamdouch
	Title:	Managing Director

BTIG, LLC, as Sales Agent

By:	/s/ Michael Passaro
	Name:	Michael Passaro
	Title:	Managing Director

[Signature to Sales Agency Financing Agreement]

JEFFERIES LLC, as Sales Agent

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC, as Sales Agent

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, INC., as Sales Agent

By:	/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	Senior Managing Director, Co-Head of Real Estate Investment Banking

REGIONS SECURITIES LLC, as Sales Agent

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director – ECM

SAMUEL A. RAMIREZ & COMPANY, INC., as Sales Agent

By:	/s/ Richard Viton
	Name:	Richard Viton
	Title:	Managing Director

[Signature to Sales Agency Financing Agreement]

TD SECURITIES (USA) LLC, as Sales Agent

By:	/s/ Bradford Limpert
	Name:	Bradford Limpert
	Title:	Managing Director

[Signature to Sales Agency Financing Agreement]

ROBERT W. BAIRD & CO. INCORPORATED, as Forward Seller

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

BOFA SECURITIES, INC., as Forward Seller

By:	/s/ Hicham Hamdouch
	Name:	Hicham Hamdouch
	Title:	Managing Director

JEFFERIES LLC, as Forward Seller

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC, as Forward Seller

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller

By:	/s/ Jason Eisenhauer
	Name:	Jason Eisenhauer
	Title:	Managing Director

[Signature to Sales Agency Financing Agreement]

RAYMOND JAMES & ASSOCIATES, INC., as Forward Seller

By:	/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	Senior Managing Director, Co-Head of Real Estate Investment Banking

REGIONS SECURITIES LLC, as Forward Seller

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director – ECM

TD SECURITIES (USA) LLC, as Forward Seller

By:	/s/ Bradford Limpert
	Name:	Bradford Limpert
	Title:	Managing Director

[Signature to Sales Agency Financing Agreement]

ROBERT W. BAIRD & CO. INCORPORATED, as Forward Purchaser

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

BANK OF AMERICA, N.A, as Forward Purchaser

By:	/s/ Rohan Handa
	Name:	Rohan Handa
	Title:	Managing Director

JEFFERIES LLC, as Forward Purchaser

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

NOMURA GLOBAL FINANCIAL PRODUCTS, INC., as Forward Purchaser

By:	/s/ Jeffrey Petillo
	Name:	Jeffrey Petillo
	Title:	Authorized Representative

[Signature to Sales Agency Financing Agreement]

RAYMOND JAMES & ASSOCIATES, INC., as Forward Purchaser

By:	/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	Senior Managing Director, Co-Head of Real Estate Investment Banking

REGIONS SECURITIES LLC, as Forward Purchaser

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director – ECM

THE TORONTO-DOMINION BANK, as Forward Purchaser

By:	/s/ Vanessa Simonetti
	Name:	Vanessa Simonetti
	Title:	Managing Director

[Signature to Sales Agency Financing Agreement]

EXHIBIT A

FORM OF TRANSACTION NOTICE

Date: [●]

[●]
Attn:  Registration Department
Email:  [●]

Reference is made to the Sales Agency Financing Agreement between EastGroup Properties, Inc. (the “Company”), [●] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Sales Agent,” [and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), and [●], as counterparty under any Forward Confirmation (the “Forward Purchaser”)] and the other parties thereto, dated as of October 25, 2024 (the “Sales Agency Financing Agreement”). Capitalized terms used in this Transaction Notice without definition shall have the respective definitions ascribed to them in the Sales Agency Financing Agreement. This Transaction Notice relates to [an “Issuance”] 1[a “Forward”]2. The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]3

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Transaction Notice (determined pursuant to Section 2.03(b) of the Sales Agency Financing Agreement):

Number of Days in [Issuance]4 [Forward Hedge]5 Selling Period: [●]

[1] (1)	Insert for a Transaction Notice that relates to an “Issuance”
[2] (2)	Insert for a Transaction Notice that relates to a “Forward”
[3] (3)	Insert for a Transaction Notice that relates to a “Forward”
[4] (4)	Insert for a Transaction Notice that relates to an “Issuance”
[5] (5)	Insert for a Transaction Notice that relates to a “Forward”

Exh. A-1

First Date of [Issuance]6 [Forward Hedge]7 Selling Period: [●]

[Issuance]8 [Forward Hedge]9 Amount: [●]

[Forward Hedge Selling Commission: [●]%

Forward Price Reduction Dates	Forward Price Reduction Amounts

Regular Dividend Amounts:

For any calendar quarter ending on or prior to
[December 31, 20[ ]]:	$[ ]

For any calendar quarter ending after
[December 31, 20[ ]]:	$[ ]][10]

[Term: [Days][Months]]11:

Floor Price (Adjustable by Company during the [Issuance]12 [Forward Hedge]13 Selling Period, and in no event less than $1.00 per share): $ per share

Floor Price Limitation (adjustable by Company during the Selling Period, and in no event less than $1.00 without the prior written consent of the Sales Agent, which consent may be withheld in the Sales Agent’s sole discretion):  $ [●] per share

Comments: [●]

EASTGROUP PROPERTIES, INC.

By:
Name:
Title:

[6] (6)	Insert for a Transaction Notice that relates to an “Issuance”
[7] (7)	Insert for a Transaction Notice that relates to a “Forward”
[8] (8)	Insert for a Transaction Notice that relates to an “Issuance”
[9] (9)	Insert for a Transaction Notice that relates to a “Forward”
[10] (10)	Insert for a Transaction Notice that relates to a “Forward”
[11] (11)	Insert for a Transaction Notice that relates to a “Forward”
[12] (12)	Insert for a Transaction Notice that relates to an “Issuance”
[13] (13)	Insert for a Transaction Notice that relates to a “Forward”

Exh. A-2

EXHIBIT A-1

FORM OF TERMS AGREEMENT

Date:	[●]

Attn:	[●]
Email:	[●]

Dear Recipients:

EastGroup Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agency Financing Agreement (the “Agreement”), dated as of October 25, 2024, by and between the Company and each of (i) Robert W. Baird & Co. Incorporated (“Baird”), BofA Securities, Inc.(“BofA”), BTIG, LLC (“BTIG”), Jefferies LLC (“Jefferies”), J.P. Morgan Securities LLC (“JPM”), Raymond James & Associates, Inc. (“RJ”), Regions Securities LLC (“Regions”), Samuel A. Ramirez & Company, Inc. (“Ramirez”) and TD Securities (USA) LLC (“TD Securities”) as sales agents and/or principals (each, a “Sales Agent,” and collectively, the “Sales Agents”); (ii) Baird, BofA, Jefferies, JPM, Nomura Securities International, Inc., RJ, Regions and TD Securities as forward sellers; and (iii) Baird, Bank of America, N.A., Jefferies, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., RJ, Regions and the Toronto-Dominion Bank as forward counterparties, to issue and sell the securities specified in the Schedule thereto (the “Purchased Shares”). Unless otherwise defined below, terms defined in the Agreement shall have the same meanings when used herein.

Each of the provisions of the Agreement not specifically related to the solicitation by the Sales Agent[s], [each] as sales agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Sales Agent[s], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Sales Agent[s], and the latter agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Agreement or this Terms Agreement to the contrary, the Company consents to the Sales Agent[s] trading in the Common Stock for Sales Agent[s]’s own account and for the account of its clients at the same time as sales of the Purchased Shares occur pursuant to this Terms Agreement.

[Signature Page to Follow]

Exh. A-1-1

EASTGROUP PROPERTIES, INC.

By:
Name:
Title:

Exh. A-1-2

Schedule to Terms Agreement

Title of Purchased Shares:
Common Stock, par value $0.0001 per share

Number of Shares of Purchased Shares:
[●] shares

Initial Price to Public:
$[●] per share

Purchase Price Payable by the Sales Agent[s]:
$[●] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:
[To the Sales Agent’s account, or the account of the Sales Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Principal Settlement Date:
[●], 20[●]

Closing Location:
[●]

Documents to be Delivered:

The following documents referred to in the Agreement shall be delivered on the Principal Settlement Date as a condition to the closing for the Purchased Shares (which documents shall be dated on or as of the Principal Settlement Date and shall be appropriately updated to cover any preliminary prospectus, permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, any preliminary Prospectus, the Prospectus, any permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the Officer’s Certificate referred to in Sections 4.09 and 5.01;
(2) the opinions and negative assurance letters referred to in Sections 4.07 and 5.01;
(3) the comfort letter referred to in Section 4.08;

Exh. A-1-3

(4) if reasonably requested by the Sales Agent[s], the Chief Financial Officer’s certificate referred to in Sections 4.09 and 5.01;
(5) and such other documents as the Sales Agent[s] shall reasonably request.

[Lockup:][●]

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

●	The number of shares of Purchased Shares set forth above
●	The initial price to public set forth above
●	[Other]

Exh. A-1-4

EXHIBIT B‑1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF GOODWIN
PROCTER LLP, COUNSEL FOR THE COMPANY

Exh. B-1-1

EXHIBIT B‑2

FORM OF TAX OPINION OF GOODWIN PROCTER LLP, TAX COUNSEL
FOR THE COMPANY

Exh. B-2-1

EXHIBIT B‑3

FORM OF OPINION OF CLIFFORD CHANCE LLP, COUNSEL FOR THE SALES
AGENTS

Exh. B-3-1

EXHIBIT C

[Insert Date]

FORM OF MASTER FORWARD CONFIRMATION

To:	EastGroup Properties, Inc.
400 W. Parkway Place
Suite 100
Ridgeland, MS 39157

From:	[Forward Purchaser]
[__________]
[__________]

From:	[Forward Seller]
[__________]
[__________]

Dear all,

The purpose of this communication is to confirm (this “Master Confirmation”) the terms and conditions of the transactions to be entered into from time to time between [______] (“Dealer”) and EastGroup Properties, Inc. (“Counterparty”) in accordance with the terms of the Sales Agency Financing Agreement, dated as of October [25], 2024 (the “Sales Agreement”) between Counterparty and Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc. and TD Securities (USA) LLC as sales agents and/or principals (each, a “Sales Agent,” and collectively, the “Sales Agents”) and as forward sellers (except with respect to BTIG, LLC and Samuel A. Ramirez & Company, Inc., each, a “Forward Seller”) and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., as well as Robert W. Baird & Co. Incorporated, Bank of America, N.A, Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC and The Toronto-Dominion Bank in their capacity as forward counterparty, (each, a “Forward Purchaser,” and collectively, the “Forward Purchasers”) on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.             Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and (ii) US Dollars (“USD”) as the Termination Currency.

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

Exh. C-1

   The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.             The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to adjustment by the Calculation Agent, the last Trading Day (as defined in the Sales Agreement) of the Forward Hedge Selling Period (as defined in the Sales Agreement) for such Transaction.

Effective Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the Transaction Notice (as defined in the Sales Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $0.0001 per Share, of Counterparty (Ticker: “EGP”)

Number of Shares:
For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Sales Agreement) for the Forward Hedge Selling Period for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Exh. C-2

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:
For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Sales Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment by the Calculation Agent.

Volume-Weighted Hedge Price:
For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Sales Agreement) per share of Forward Hedge Shares (as defined in the Sales Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period on which the Forward Hedge Shares related to such Sales Price are sold to, and including, the Effective Date of such Transaction; provided further, that if a Forward Price Reduction Date occurs during the period from and including the first Trading Day of the relevant Forward Hedge Selling Period and ending on, but excluding the date one Settlement Cycle immediately following such first Trading Day, then the Initial Forward Price shall be the Initial Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:
For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate” as displayed on the page “OBFR01<Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Exh. C-3

Forward Price Reduction Dates:
For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date” in the Transaction Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Valuation:

Valuation Date:
For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:
For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:
For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash or Net Share Settlement Valuation Disruption:
If Cash Settlement or Net Share Settlement is applicable with respect to any Transaction and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions (as defined below) in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in good faith and in a commercially reasonable manner by the Calculation Agent for purposes of determining the Settlement Price and the relevant Forward Price, as applicable, to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Exh. C-4

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:
For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 60th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:
For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

Exh. C-5

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty's jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in good faith and in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in good faith and in a commercially reasonable manner) is below the Threshold Price for two (2) or more Exchange Business Days or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Exh. C-6

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 20% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:
With respect to any Settlement of any Transaction, the 3rd Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:
Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction, the Valuation Date for such Settlement.

Net Share Settlement:
On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:
For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Exh. C-7

Forward Cash Settlement Amount:
Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement of any Transaction, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:
For any Cash Settlement of any Transaction, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus a commercially reasonable amount determined by the Calculation Agent in good faith that in no event will exceed USD 0.02 per Share.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus a commercially reasonable amount determined by the Calculation Agent in good faith that in no event will exceed USD 0.02 per Share.

10b-18 VWAP:
For any Exchange Business Day, as reasonably determined by the Calculation Agent based on the composite 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “EGP <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be determined by the Calculation Agent in a good faith and commercially reasonable manner. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Exh. C-8

Unwind Activities:
The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith, reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, and Dealer shall, in its good faith, reasonable discretion based on advice of counsel and subject to applicable legal, regulatory and self-regulatory requirements and related policies and procedures of Dealer (in the case of policies and procedures, so long as such policies and procedures have been adopted by Dealer in good faith and are consistently applied in similar situations to transactions like the Transactions hereunder), specify the nature of such Regulatory Disruption. For the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith and based on advice of counsel in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:
To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:
An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:
For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period for such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Exh. C-9

Regular Dividend Amount:
For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amount” in the Transaction Notice for such Transaction and for such calendar quarter, as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof.

Extraordinary Events:

Extraordinary Events:
The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:
In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:
Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further, that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (a) adding the phrase “and/or Hedge Positions” after the word “Shares” in clause (X) thereof and (b) adding immediately following the word “Transaction” in clause (X) thereof, the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Exh. C-10

Failure to Deliver:	Applicable

Hedging Disruption:	Applicable

Increased Cost of Hedging:
Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof. For the avoidance of doubt, for each Transaction, Increased Cost of Hedging shall apply from the beginning of the Forward Hedge Selling Period for such Transaction.

Increased Cost of Stock Borrow:
Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, for each Transaction, Increased Cost of Stock Borrow shall apply from the beginning of the Forward Hedge Selling Period for such Transaction.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:
Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety, (ii) adding the word “satisfactory” immediately before the term “Lending Party” in clause (B) thereof and (iii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof. For the avoidance of doubt, for each Transaction, Loss of Stock Borrow shall apply from the beginning of the Forward Hedge Selling Period for such Transaction.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer; provided that all calculations and adjustments by the Determining Party shall be made in good faith and in a commercially reasonable manner.

Exh. C-11

Early Valuation:

Early Valuation:
For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Dealer represents and warrants to and agrees with Counterparty that (i) based upon advice of counsel, Dealer (A) does not know of the existence on the first Trading Day of the relevant Forward Hedge Selling Period of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Dealer’s business does not know on the first Trading Day of the relevant Forward Hedge Selling Period of any event or circumstance that will cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of each Transaction; and (ii) Dealer will not knowingly cause the occurrence of an Excess Section 13 Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction following the occurrence of an ISDA Event and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of an Early Valuation Date for purposes of such Early Valuation Date).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its commercially reasonable discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Exh. C-12

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:
(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the bona fide public announcement of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:
Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof and replacing such deleted language with the words, "the Valuation Date".

Hedging Event:
In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i)(x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a satisfactory Lending Party that lends Shares in the amount of the Hedging Shares within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii)(A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B),  Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Sales Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price to account for such Hedging Event and any costs or expenses incurred by Dealer as a result of such Hedging Event.

Remaining Shares:
For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:
For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Exh. C-13

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:
Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to (a) an affiliate of Dealer whose obligation is guaranteed by Dealer or Dealer’s ultimate parent or (b) any other affiliate of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement; provided further that (x) Counterparty will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) receive a payment, nor is there a material likelihood that it would receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment and (y) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment.

Calculation Agent:
Dealer; provided that, following the occurrence of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

All calculations and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner; provided that following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will, within a commercially reasonable period of time, but in any event no later than five (5) Exchange Business Days following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided further, that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment Instructions:	To be provided by Counterparty

Exh. C-14

Dealer Payment Instructions:	[________________]
[________________]
[________________]
[________________]

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty

Dealer’s Contact Details for Purpose of Giving Notice:	[________________] [________________]
[________________]
Attention: [________________]
Telephone: [____________]
Facsimile: [____________]
Email: [_________]@[______].com

3. Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the following conditions:

(a) the representations and warranties of Counterparty contained in the Sales Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(b) Counterparty shall have performed all of the obligations required to be performed by it under the Sales Agreement on or prior to such Effective Date;

(c) all of the conditions set forth in Section 5 of the Sales Agreement shall have been satisfied or waived;

(d) the Forward Date (as defined in the Sales Agreement) shall have occurred as provided in the Sales Agreement;

(e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(f)  Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(g) Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:30 a.m., New York City time, on any Settlement Date (as defined in the Sales Agreement), in connection with establishing its commercially reasonable hedge position in respect of such Transaction, Dealer, in its commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Sales Agreement on such Settlement Date or (y) in Dealer’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

Exh. C-15

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 3 of the Sales Agreement are true and correct as of the date hereof, each “Forward Date” (as defined in the Sales Agreement), each Trade Date for any Transaction and each “Forward Hedge Settlement Date” (as defined in the Sales Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 3 of the Sales Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that:

(a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c) it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer promptly upon the execution of a transaction for any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d) it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e) it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)  as of the date hereof and the Trade Date for each Transaction no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates or subsidiaries;

Exh. C-16

(g) as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h) it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)  as of the date hereof and the Trade Date for each Transaction it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons;

(j)  it (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million; and

(k) it is not a “financial end user” as defined in 12 CFR §45.2.

6. Additional Covenants of Counterparty.

(a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date for any Transaction will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to such Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

(b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d) Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

Exh. C-17

(e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)  Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g) Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)  Counterparty agrees it will not treat ownership positions held by Dealer or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting Beneficial Ownership or Constructive Ownership (as such terms are defined in Counterparty’s Articles of Amendment and Restatement of Articles of Incorporation, as amended from time to time) by Dealer.

(i)  Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

Exh. C-18

8. Additional Provisions.

(a) Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b) [RESERVED.]

(c) The parties hereto intend for:

(i)  each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(c) Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.50 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(c) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

Exh. C-19

   (d) The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

   (e) The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(f) Notwithstanding any provisions of the Agreement, all communications relating to the Transactions or the Agreement shall be transmitted exclusively through Dealer at [___________].1

(g) Counterparty acknowledges that:

(i) during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v) each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(h) Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

[1]	NTD: Dealers to confirm.

Exh. C-20

(i)   Counterparty and Dealer agree that, upon the delivery of any Transaction Notice (as such term is defined in the Sales Agreement) relating to a Forward (as such term is defined in the Sales Agreement) by Counterparty, in respect of the Transaction to which such Transaction Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

9. Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any representation, warranty or covenant made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transactions. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result solely from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

Exh. C-21

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Dealer is or may be deemed to be a part (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Section 9.2(a) of Counterparty’s Articles of Amendment and Restatement of Articles of Incorporation (as amended from time to time)) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer in connection with its hedging activities related to exposure under the Transactions or otherwise in compliance with applicable law.

14. Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

Exh. C-22

15. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16. Set-Off.  Obligations under any Transaction shall not be set off against any other obligations of the parties, other than obligations in respect of any other Transaction governed by this Master Confirmation, whether arising under the Agreement, this Master Confirmation or Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties, other than in respect of any Transaction between the parties governed by this Master Confirmation, shall be set off against obligations under any Transaction, whether arising under the Agreement, this Master Confirmation or Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

17. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18. Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

19. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof.

20. Adjustments. For the avoidance of doubt, whenever the Calculation Agent or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent or the Determining Party, as applicable, shall do so in a good faith and commercially reasonable manner and make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

21. [QFC Stay Rules. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity”; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Section 21. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer’s ultimate parent replaced by references to the covered affiliate support provider.

Exh. C-23

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]2

22. Other Forward(s). Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” or “First Unwind Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

23. Right to Designate. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates (each, a “Designee”) to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such Designee may assume such obligations.

24. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

25. Governing Law/Jurisdiction. This Master Confirmation, each Supplemental Confirmation hereunder and any claim, controversy or dispute arising under or related thereto shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

26. Tax Matters. [Insert applicable Dealer tax language]3

27. [Reserved]. [Insert any Dealer boilerplate]4

[2]	NTD: Dealer to confirm.
[3]	NTD: Dealer to confirm.
[4]	NTD: Dealer to confirm.

Exh. C-24

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,
[DEALER]
By:
Name:
Title:

Agreed and accepted by:

EASTGROUP PROPERTIES, INC.

By:
Name:
Title:

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

SCHEDULE A

SUPPLEMENTAL CONFIRMATION

To:	EastGroup Properties, Inc.
A/C:	[_________]
From:	[Dealer]
Re:	Issuer Share Forward Sale Transaction
Ref. No:	[_________]
Date:	[_________], 20[__]

Dear all:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [_________] (“Dealer”) and EastGroup Properties, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [_________], 2024 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Effective Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Number of Shares:	[________]
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Volume-Weighted Hedge Price:	USD [____]
Initial Stock Loan Rate:	[___] basis points per annum
Maximum Stock Loan Rate:	[___] basis points per annum
Threshold Price:	USD [____]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,
[DEALER]
By:
Name:
Title:

Agreed and accepted by

EASTGROUP PROPERTIES, INC.

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
……..	……..
[______], 20[__]	USD[___]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter ending on or prior to [December 31, 20[__]]:	USD[___]
For any calendar quarter ending after [December 31, 20[__]]:	USD[___]

SCHEDULE 1

NOTICES

Sch. 1-1